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                                                                      EXHIBIT 23


              Consent of Independent Certified Public Accountants


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 18, 2002 on the consolidated financial statements of Brown & Brown, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Company's Form 10-K dated on or around February 14, 2002, into the following registration statements previously filed by the Company and to all references to our Firm included in these registration statements: Form S-8 (File No. 33-41204) as amended by Amendment No. 1 to Form S-8 (File No. 333-04888); Form S-8 (File No. 333-14925); Form S-8
(File No. 333-43018); Form S-3 (File No. 333-58004); Form S-3 (File No.
333-58006); Form S-3 (File No. 333-58008); Form S-3 (File No. 333-70480); Form
S-3 (File No. 333-75158).


                                             /s/ ARTHUR ANDERSEN LLP


Orlando, Florida,
  February 14, 2002